OPKO To Announce First Quarter Financial Results on            May 11, 2015

MIAMI – May 7, 2015 — OPKO Health, Inc. (NYSE:OPK) will announce first quarter 2015 financial results on Monday, May 11th, after the close of the U.S. financial markets. OPKO’s senior management will host a conference call and live audio webcast to provide a business update and discuss its results in greater detail at 4:30 p.m. ET on Monday, May 11, 2015.

The conference call will be available via phone and webcast. The conference call dial-in information is listed below. To access the webcast, please log on to the OPKO website at www.opko.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required. A link to the live webcast is also included below.

CONFERENCE CALL & WEBCAST INFORMATION:

WHEN: Monday, May 11, 2015, 4:30 p.m. ET
DOMESTIC & CANADA DIAL-IN: (877) 407-0789
INTERNATIONAL DIAL-IN: (201) 689-8562

LIVE WEBCAST LINK: http://public.viavid.com/index.php?id=114458

For those unable to participate in the conference call or webcast, a replay will be available beginning May 11, 2015 at 7:30 p.m. ET until May 18, 2015 at 11:59 p.m. ET. To access the replay, dial (877) 870-5176 or (858) 384-5517. The replay passcode is 13608883.

The replay can be accessed for a limited time on OPKO’s website at www.opko.com.

About OPKO Health, Inc.

OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies.

OPKO Health, Inc.

Contact:

Steve D. Rubin or Adam Logal, 305-575-4100